EXHIBIT 10.76
FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
     THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of March 28, 2007, is entered into by and between WACHOVIA BANK, NATIONAL ASSOCIATION, as successor to Wachovia Capital Finance Corporation (Western) (“Lender”), and ECOST.COM, INC., a Delaware corporation, (“Borrower”).
RECITALS
     A. Borrower and Lender are parties to that certain Loan and Security Agreement dated August 3, 2004, as amended by that certain First Amendment to Loan and Security Agreement, that certain Second Amendment to Loan and Security Agreement and that certain Third Amendment to Loan and Security Agreement, and as modified by that certain letter agreement dated November 29, 2005 (such letter agreement, the “Consent”) (as amended, restated, supplemented or otherwise modified at any time or from time to time, the “Loan Agreement”), pursuant to which Lender has made certain loans and financial accommodations available to Borrower.
     B. Lender and Borrower now wish to amend the Loan Agreement on the terms and conditions set forth herein.
     C. Each of Borrower and Lender is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Lender’s rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Defined Terms. Unless otherwise defined in this Amendment, any initially capitalized terms used in this Amendment shall have the respective meanings ascribed thereto in the Loan Agreement.
     2. Amendments to Loan Agreement.
          (a) Accounts Advance Rate. Clause (a) of the definition of “Borrowing Base” in Section 1.7 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:
          “(a) eighty percent (80%) of Eligible Accounts; plus;”
          (b) Inventory Appraisals. Clause (d) of Section 7.3 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“(d) upon Lender’s request, Borrower shall, at its expense, no more than two (2) times in any twelve (12) month period, but at any time or times as Lender may request on and after an Event of Default, deliver or cause to be delivered to Lender, Acceptable Appraisals as to the Inventory;”
        (c) Section 9.17 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:
“9.17 Adjusted Tangible Net Worth. Borrower shall maintain a sum of Adjusted Tangible Net Worth plus the amount of any Indebtedness on account of any loan by PFSweb or its Affiliates to Borrower of not less than Zero Dollars ($0) as of the last day of each fiscal quarter (it being understood that no rent reserve for the Borrower’s leased premises in Memphis, Tennessee will be deducted in calculating Adjusted Tangible Net Worth).”
        (d) The first sentence of Section 12.1(a) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:
“This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on May 31, 2009 (the ‘Renewal Date’), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof.”
        (e) Early Termination Fee. The first sentence of Section 12.1(c) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:
“If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender’s lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount of one percent (1.0%) of the Revolving Loan Limit if such termination is effective on or before May 31, 2008, and one-half of one percent (0.5%) of the Revolving Loan Limit if such termination is effective after May 31, 2008.”
     3. Amendment Fee. Borrower shall pay Lender an amendment fee in the amount of $15,000, which shall be due and payable, and fully earned by Lender, on the date of this Amendment.
     4. Effectiveness of this Amendment. The following shall have occurred before this Amendment is effective:
        (a) Amendment. Lender shall have received this Amendment duly executed by Borrower, together with the following Acknowledgment by Guarantor duly executed by PFSweb, in a sufficient number of counterparts for distribution to all parties.

          (b) Representations and Warranties. The representations and warranties set forth herein and in each Financing Agreement (after giving effect to this Amendment) shall be true and correct (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof).
          (c) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded, as applicable, and shall be in form and substance satisfactory to Lender in all respects.
     5. Representations and Warranties. Borrower represents and warrants to Lender as follows:
          (a) Authority and Due Execution. Borrower has all requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby). The execution, delivery and performance by Borrower of this Amendment (i) are within the power of Borrower, (ii) have been duly authorized and approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions, and (iii) have received all necessary governmental approvals, if any, and do not contravene any law or any contractual obligations or restrictions binding on Borrower.
          (b) Enforceability. This Amendment has been duly executed and delivered by Borrower. This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and is in full force and effect.
          (c) Representations and Warranties. The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct on and as of the date hereof as though made on and as of the date hereof.
          (d) No Default. No event has occurred and is continuing that constitutes a Default or an Event of Default.
     6. Governing Law. The validity, interpretation, construction and enforcement of this Amendment and the rights of the parties hereunder, shall be determined under, governed by and construed in accordance with the internal laws of the State of California but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of California.
     7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.
     8. Reference to and Effect on the Financing Agreements.
          (a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to “the Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.
          (b) Except as specifically amended above, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects reaffirmed, ratified, approved and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Lender.
          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.
          (d) To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.
     9. Estoppel. To induce Lender to enter into this Amendment and to continue to make advances to Borrower under the Loan Agreement, and without limiting Borrower’s rights to contest Lender’s monthly statements in accordance with Section 6.2 of the Loan Agreement, Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of Borrower as against Lender with respect to the Obligations.
     10. No Waiver. The execution of this Amendment and acceptance of any other documents related hereto shall not be deemed to be a waiver of any Event of Default under the Loan Agreement or any breach, default or event of default under any other Financing Agreement, whether or not known to Lender and whether or not existing on the date of this Amendment.
     11. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of Borrower and Lender and their respective successors and assigns.
     12. Captions and Headings. The captions or section headings at various places in this Amendment are intended for convenience only and do not constitute and shall not be interpreted as part of this Amendment.

     13. Integration. This Amendment, together with the other Financing Agreements, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
     14. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     15. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment.
     16. No Other Changes. Except as explicitly amended or modified by this Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

ECOST.COM, INC., a Delaware corporation

By:

Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:

Name:
Title:

ACKNOWLEDGEMENT BY GUARANTOR
Dated as of March 28, 2007
     The undersigned (“Guarantor”) with respect to its Guaranty made in favor of Lender (as amended, modified or supplemented, “Guaranty”), hereby acknowledges and agrees to the foregoing Fourth Amendment to Loan and Security Agreement (the “Amendment”) and confirms and agrees that its Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in such Guaranty to the Loan Agreement (as defined in the Amendment), “thereunder”, “thereof” or words of like import referring to the “Loan Agreement”, shall mean and be a reference to the Loan Agreement as amended or modified by the Amendment. Although Lender has informed Guarantor of the matters set forth above, and Guarantor has acknowledged the same, Guarantor understands and agrees that Lender has no duty under the Loan Agreement, the Guaranty or any other agreement with Guarantor to so notify Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.

PFSWEB, INC., a Delaware corporation

By:

Name:

Title: